Exhibit 3.39

CERTIFICATE OF FORMATION

OF

TUPELO HOLDINGS LLC

This Certificate of Formation is being executed to form a limited liability company under the Delaware Limited Liability Company Act.

l.	The name of the limited liability company is Tupelo Holdings LLC.

2.

The address of the registered office of the limited liability company is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The limited liability company’s registered agent at that address is Corporation Service Company.

3.	The limited liability company is to be managed by one or more managers.

IN WITNESS WHEREOF, the undersigned, an authorized person of the limited liability company, has duly executed this Certificate of Formation this ___ day of December, 2003.

              /s/ Ronald Wiseman

Ronald Wiseman, Authorized Person

The foregoing instrument

was prepared by:

          /s/ Charles Fassler

Charles Fassler

Greenebaum Doll & McDonald PLLC

3500 National City Tower

Louisville, Kentucky 40202

(502)587-3537

CERTIFICATE OF CONVERSION

OF

TUPELO HOLDINGS INC.

Pursuant to the provisions of Section 266 of the Delaware General Corporation Law, Tupelo Holdings Inc., a Delaware corporation (“Corporation”), is hereby converted from a Delaware corporation to a Delaware limited liability company, and there is submitted in connection therewith the following:

1.	The name of the Corporation is Tupelo Holdings Inc.

2.            The date of the filing of the Corporation’s Certificate of Incorporation was March 17, 1989.

3.            The name of the limited liability company into which the Corporation shall be converted is Tupelo Holdings LLC.

4.            The conversion has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Conversion to be executed on its behalf by the undersigned duly authorized offices of the Corporation this ____ day of December, 2003.

TUPELO HOLDINGS INC.

By:        /s/ Ronald D. Wiseman

Title:            Treasurer

Ronald D. Wiseman

The foregoing instrument

was prepared by:

          /s/ Charles Fassler

Charles Fassler

Greenebaum Doll & McDonald PLLC 3500 National City Tower

Louisville Kentucky 40202

(502) 587-3537

CERTIFICATE OF INCORPORATION

OF

TUPELO HOLDINGS INC.

FIRST:	The name of the Corporation is

TUPELO HOLDINGS INC.

SECOND:         The registered office of the Corporation in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

THIRD:              The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:         The total number of shares of stock which the Corporation is authorized to issue is 1,000, all of which are classified as Common Stock with a par value of $.10 per share.

FIFTH:               The By-Laws of the Corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders. Elections of directors need not be by ballot unless the By-Laws so provide.

SIXTH:               A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

SEVENTH:       The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

I, Christopher E. Austin, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make and sign this Certificate of Incorporation.

Dated: March 16, 1989

          /s/ Christopher E. Austin

Christopher E. Austin

c/o Cleary, Gottlieb, Steen & Hamilton

One State Street Plaza

New York, New York 10004